SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 1, 2003

(Date of earliest event reported)

TFC ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22910 (Commission File Number)	54-1306895 (IRS Employer Identification No.)

5425 Robin Hood Road, Suite 101B Norfolk, Virginia (Address of Principal Executive Offices)	23513 (Zip Code)

Registrant’s telephone number, including area code:

(757) 858-1400

Item 5.    Other Events and Required FD Disclosure.

TFC Enterprises, Inc. (the “Company”) announced that it has restructured the terms of Robert S. Raley, Jr.’s employment agreement with its wholly-owned principal subsidiary THE Finance Company (“TFC”). The restructuring is consistent with the management changes announced by the Company last week. Mr. Raley will retain the titles of Chairman and Chief Executive Officer of the Company, and remain the Chairman of the Board and an employee of TFC, but he will no longer be the Chief Executive Officer of TFC. In connection with this change, the Company entered into a new employment agreement with Mr. Raley. This agreement is attached hereto as an exhibit and is incorporated herein by reference. This agreement is effective on March 1, 2003.

The press release issued by the Registrant on March 3, 2003 is attached hereto as an exhibit and is incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of March 1, 2003, between Registrant and Robert S. Raley, Jr.

99.1	Press release issued by Registrant on March 3, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFC ENTERPRISES, INC.

Dated: March 4, 2003                                                                                     By:    /s/    Ronald G. Tray

                   Ronald G. Tray

                   President

INDEX TO EXHIBITS

No.	Description
10.1	Employment Agreement dated as of March 1, 2003, between Registrant and Robert S. Raley, Jr.

99.1	Press release issued by Registrant on March 3, 2003.